CERTIFICATE OF AMENDMENT TO
                         CERTIFICATE OF INCORPORATION OF
                               411 PLACE.COM INC.
                             a Delaware corporation


         411 Place.com, Inc., a corporation organized under the General Corporation Law of the State of Delaware
("Corporation"), does hereby certify:

         FIRST: The Corporation has received payment for its capital stock.

         SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was approved by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware; and, further, was approved by the shareholders of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing therefor:
`FIRST: The name of this corporation shall be Artescope, Inc.'

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officer.


Dated:   February 27, 2001

                                                  /s/ Renee Close
                                                  ---------------------------
                                         By:      Renee Close
                                         Its:     President


ATTEST:
         /s/ Renee Close
         ---------------------------
By:      Renee Close
Its:     Secretary